UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.                                          Unregistered Sale of Equity Securities.

Secured Promissory Note

On June 11, 2010, American Wagering, Inc. (the “Company”) entered into a secured promissory note in the principal amount of $195,000 (the “Note”) in favor of Alpine Advisors LLC (“Alpine”).  The maturity date of the Note is June 17, 2010 (the “Maturity Date”), and the unpaid principal balance of the Note will bear interest at an annual rate of 15% through the Maturity Date.  If the principal amount of this Note is not paid on the Maturity Date, the outstanding principal amount of the Note shall bear interest from the Maturity Date until paid in full at the annual rate of  22.0% and shall be payable on demand or, in the absence of a demand, weekly, on the first business day of each week.

The Company’s obligations under the Note are secured by a pledge of: (i) the Company’s equity interests in Computerized Bookmaking Systems, Inc.; (ii) all shares of stock, certificates, instruments or other documents evidencing or representing the same; and (iii) all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to any of the foregoing.

Warrant

In consideration of the Note, the Company issued a warrant, dated June 11, 2010 (the “Warrant”), to Alpine for the purchase of 600,000 shares of the Company’s common stock at an exercise price of $0.22 per share.  The Warrant was issued in reliance on Section 4(2) and Regulation D of the Securities Act of 1933, as amended.

Subject to adjustment as provided in the Warrant, the holder of the Warrant will be entitled to acquire from the Company, in whole or in part, up to an aggregate of 600,000 fully paid and nonassessable shares of  the Company’s common stock.  The Warrant is exercisable, in whole or in part by the holder, at any time until 5:00 p.m., Pacific Standard Time, June 11, 2015.

The Company also granted to Alpine demand registration rights on or after June 11, 2012 and piggy-back registration rights with respect to the Company’s common stock issued or issuable to Alpine with respect to the Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: June 17, 2010
	By:	/s/ Victor Salerno
Victor Salerno
	Its:	Chief Executive Officer and President